Exhibit 99.3 Delivering a Smoke-Free Future 2018 Fourth-Quarter and Full-Year Results February 7, 2019

Introduction A glossary of key terms and definitions, including the definition for reduced-risk products, or "RRPs," as well as adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures, are at the end of today’s webcast slides, which are posted on our website 2

Forward-Looking and Cautionary Statements • This presentation and related discussion contain projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI • PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance • PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended September 30, 2018. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations 3

2018: Overview • Robust combustible tobacco portfolio results • Nearly doubled our HTU IMS volume, driven by growth in all IQOS markets • Fell short of our initial full-year net revenue growth target provided in February 2018(a): Almost entirely attributable to lower-than-anticipated IQOS consumer acquisition in Japan and related distributor HTU inventory adjustments ⎼ • Laid the foundation for a better business performance in 2019 and beyond: Combustible product portfolio’s underlying strength remains undoubtedly intact ⎼ Our smoke-free products are the catalyst to accelerate our overall business growth ⎼ (a) Year-end 2017 results provided on February 8, 2018; net revenue growth target, ex-currency Source: PMI Financials or estimates 4

2018: Flat PMI Total Shipment Volume, ex-Inventory Total Volume, • Reported volume down by 2.1%, Excluding Estimated notably reflecting the reduction in Net Distributor Inventory Movements(a) distributor HTU inventory in Japan (Variance vs. PY) Flat volume, excluding estimated net • ̶ Industry(b) distributor inventory movements: PMI Best annual performance since 2012 Shipments ⎼ Strong HTU growth offsetting decline in cigarettes ⎼ (1.6)% (a) Distributor inventory movements as explained in the Glossary (b) Excluding China and the U.S. Note: Total shipment and total industry volume reflect cigarettes and HTUs Source: PMI Financials or estimates 5

2018: PMI Cigarette Shipment Volume • Volume down by 2.8%, due mainly to: Lower industry volume (notably in Russia and Saudi Arabia) ⎼ Impact of consumer switching to HTUs (notably in Japan, Korea and the EU Region) ⎼ • Decline partly offset by increased volume, notably in: Pakistan and Turkey (driven by higher industry volume) ⎼ Thailand (driven by higher market share) ⎼ Source: PMI Financials or estimates 6

2018: PMI HTU Volume Performance (billion units) Shipments In-Market Sales +14.2% +93.2% 44.3 41.4 36.2 Growth Driven by despite the all IQOS estimated 22.9 launch net markets, distributor including inventory Japan and movements Korea in Japan 2017 2018 2017 2018 Note: % change for shipments and in-market sales is computed based on millions of units Source: PMI Financials or estimates 7

2018: Financial Results Growth vs. PY • Net revenues increased, ex-currency, driven by: (ex-currency) Strong pricing for our combustible tobacco portfolio ⎼ HTU shipment volume growth ⎼ • RRP net revenues reached $4.1 billion, or 13.8% of total net revenues: IQOS devices and accessories accounted for approximately $0.9 billion, or 22% of total RRP net revenues ⎼ • Adverse impact to total net revenue growth, ex- currency, of: % Approximately 1.2 points from the distributor inventory 3.4 adjustment in Japan of an estimated 4.5 billion units ⎼ Net Adjusted Adjusted Approximately 0.6 points from the move to highly Revenues OI Diluted EPS inflationary accounting in Argentina ⎼ Source: PMI Financials or estimates 8

2018: Strong Combustible Tobacco Pricing Variance • 7.6% of prior year combustible tobacco net revenues • Positive contributions from all six Regions • Particularly strong pricing in Canada, Germany, Indonesia, the Philippines and Russia: Russia: pricing benefited from a very favorable comparison, following essentially no net pricing in 2017 ⎼ Philippines: benefited from improved industry pricing dynamics following the significant decrease in non- taxed product availability ⎼ Source: PMI Financials or estimates 9

2018: Financial Results Growth vs. PY • Essentially flat adjusted OI, ex-currency (ex-currency) • Adjusted OI margin down by 1.3 points, ex- currency, primarily reflecting: The impact of our net incremental RRP investments of approximately $600 million ⎼ 3.4% 0.1% Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 10

2018: Financial Results Growth vs. PY • Adjusted diluted EPS of $5.10 increased by (ex-currency) 8.1%, driven by: Both a lower effective tax rate and net interest expense (as a result of the 2017 U.S. Tax Cuts and Jobs Act) ⎼ 3.4% 0.1% 10.4% Net Adjusted Adjusted Revenues OI Diluted EPS Source: PMI Financials or estimates 11

2018: Strong Operating Cash Flow Growth • Operating cash flow up by 566 million (or PMI Operating Cash Flow 6.4%): ($ in billions) 9.5 Principally driven by higher net earnings 8.9 ⎼ Partly offset by unfavorable currency ⎼ • Ex-currency, operating cash flow up by 8.9% • Capital expenditures of $1.4 billion: Below our assumption of $1.5 billion, primarily reflecting continued improvement in HTU ⎼ investment efficiency, as equipment productivity rises 2017 2018 Note: Operating cash flow is defined as net cash provided by operating activities Source: PMI Financials or estimates 12

2018: Total Share Growth, Driven by HTUs (%) PMI Total International SoM Total share 30% +0.5pp growth 28.4 in all 27.9 six Regions 0.8 HTUs 1.6 27.1 Cigarettes 26.8 20% 2017 2018 Note: Excluding China and the U.S. Source: PMI Financials or estimates 13

2018: Maintained Leadership in the Cigarette Category (%) PMI International Cigarette SoM(a) 27.4 27.4 Others 9.7 Marlboro 9.7 2017 2018 (a) Sales volume of PMI cigarettes as a percentage of the total industry sales volume for cigarettes Note: Excluding China and the U.S. Source: PMI Financials or estimates 14

IQOS: Continued User Growth (in millions) 1/3 ̴ (b) of total IQOS 9.6 Total IQOS users 8.8 user base now 8.3 outside Asia(a) 6.9 7.6 5.2 4.1 2.9 Estimated users who 70% 71% 71% 68% 67% 67% 67% 69% have stopped smoking and switched to IQOS(b) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 (a) As of Q4, 2018 (b) See Glossary for definition Source: PMI Financials or estimates, and IQOS user panels and PMI Market Research 15

Global Launch of Next Generation of IQOS, the World’s Leading Heated Tobacco Product 16

IQOS: HTU IMS Volume in Japan 7.5 6.6 6.0 6.3 5.2 5.6 4.3 2.9 PMI HTU Q3/Q4, 2018 PMI HTU IMS volume IMS Volume • (billion units) is distorted, resulting from: Sizable trade and consumer purchases of both cigarettes and HTUs across the ⎼ industry during Q3, 2018, prior to October 1st excise tax-driven price increases Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Source: PMI Financials or estimates, and Tobacco Institute of Japan 17

IQOS: HTU Share in Japan 7.5 6.6 6.0 6.3 5.2 5.6 4.3 15.8% 2.9 15.5% 15.5% 15.2% 13.9% PMI HTU Q3/Q4, 2018 PMI HTU shares reflect IMS Volume • (billion units) 11.9% the same distortion: 10.0% When equalized for the purchase patterns, estimated shares in both quarters were ⎼ approximately 15.4% 7.1% • FY 2018 share up by 4.7 points to 15.5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Source: PMI Financials or estimates, and Tobacco Institute of Japan 18

IQOS: HTU National Weekly Offtake Share in Japan (%) 17.7 17.1 16.0 16.4 Week ending: Sep 2 Sep 30 Dec 30 Jan 27 2018 2018 2018 2019 Note: Offtake share represents select C-Store sales volume for HTUs as a percentage of the total retail sales volume for cigarettes and HTUs in these C-Stores Source: PMI Financials or estimates 19

RRPs: Optimistic on Japan’s Long-Term Growth Potential (%) 45.6 Device Ownership 31.3 40.5 Past 7-Day Usage 28.0 18.5 Heated Tobacco Category Share 14.0 11.0 22.7 6.2 4.3 3.1 0.4 Dec 2015 Dec 2016 Dec 2017 Nov 2018 Note: All numbers reflect a three-month moving average Device ownership of any heated tobacco product among all adult tobacco users in Japan Past 7-day usage of any heated tobacco product among all adult tobacco users in Japan Heated tobacco category share represents selected C-Store sales volume for HTUs as a percentage of the total retail sales volume for cigarettes and HTUs in these C-Stores Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 20

IQOS: HEETS Share in Korea 1.4 1.4 1.5 1.2 0.9 0.5 8.5% <0.1 8.0% 7.3% 7.4% PMI HTU Q4, 2018 share distorted by trade IMS Volume • (billion units) inventory movements: 5.5% Ahead of the change in health warnings on heated tobacco products in late-December ⎼ 2018 2.5% • FY 2018 share up by 5.8 points to 7.8% 0.2% ̶ Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Source: PMI Financials or estimates, and Hankook Research 21

IQOS: HEETS Sequential Share Growth in the EU Region 1,769 1,364 1.7% 1,089 842 • Q4, 2018 share growth, supported by 593 1.2% all IQOS markets 340 240 1.0% Total • FY 2018 share up by 0.9 points to IQOS Users 0.8% (in thousands) 1.2% 0.6% • IQOS is only present in geographic 0.3% 0.2% areas representing approximately 47% 0.1% of industry total volume in the Region Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 22

IQOS: Select EU Markets Driving HEETS Share Growth Market Shares (Q4, 2018) Var. vs. PY Greece 6.6% +3.8p p Portugal 4.4% +2.9p p Czech +3.2p Republic 4.2% p Italy 3.3% +2.1p p Poland 1.5% +0.9p p Germany 0.8% +0.6pp Source: PMI Financials or estimates 23

IQOS: HEETS Sequential Share Growth in Russia 816 542 • Impressive Q4, 2018 sequential 1.8% performance, given that IQOS is present 345 in only seven cities (HEETS share nearly 218 8%, on average) 140 85 • Strong performance primarily reflects: Total 1.1% IQOS Users Increased adult smoker interest in, and (in thousands) understanding and acceptance of IQOS 0.8% ⎼ Targeted approach to geographic and channel expansion 0.5% ⎼ Improved IQOS conversion rates and consumer experience 0.2% ⎼ 0.1% 0.1% 0.1% • FY 2018 share up by 0.9 points to 1.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2017 2018 Source: PMI Financials or estimates, IQOS user panels and PMI Market Research 24

2019-2021: PMI Compound Annual Growth Targets Net Adjusted Revenues Diluted EPS ≥5% ≥8% CAGR CAGR ex-Currency ex-Currency Source: PMI Financials or estimates (PMI Investor Day, September 27, 2018) 25

2019: EPS Guidance • Reported diluted EPS guidance of at least $5.37, at prevailing exchange rates, compared to $5.08 in 2018: Includes approximately 14 cents of unfavorable currency at prevailing exchange rates ⎼ Does not include any share repurchases ⎼ • Ex-currency, our guidance represents a growth rate of at least 8% compared to adjusted diluted EPS of $5.10 in 2018 Source: PMI Financials or estimates 26

2019 Guidance Assumptions: Net Revenue Growth • Assume currency-neutral net revenue growth of at least 5.0%: Includes an expected adverse impact of approximately 0.6 points, due to move to highly inflationary accounting in Argentina ⎼ • Drivers: HTU volume growth ⎼ Combustible tobacco pricing ⎼ Source: PMI Financials or estimates 27

2019 Guidance Assumptions: Total Volume Change vs. PY PMI(a) Industry(b) (1.5)% (2.0)% (2.5)% (3.0)% (a) Shipment volume (b) Excluding China and the U.S. Note: Reflects cigarettes and HTUs Source: PMI Financials or estimates 28

2019 Guidance Assumptions: PMI HTU Shipment Volume • Not providing a specific 2019 target at this early stage of the year • Expect positive volume contributions from all IQOS markets in 2019 • Remain confident in our volume target of 90 to 100 billion units by 2021 Source: PMI Financials or estimates 29

2019 Guidance Assumptions: Margin Improvement • Efforts to deliver over $1 billion in annualized cost efficiencies by 2021 are already underway • In 2019, expect an increase in operating income margin of at least 100 basis points, ex- currency Source: PMI Financials or estimates 30

2019 Guidance Assumptions: Tax Rate and Interest Full-Year % … consistent with 2018 Effective Tax Rate ̴ 23 Net Relatively … vs. 2018 Interest Expense Stable Source: PMI Financials or estimates 31

2019 Guidance Assumptions: Operating Cash Flow Growth At least Operating … subject to year-end Cash Flow $10 working capital requirements billion … reflecting further Total Capital investment behind RRPs, in ̴ $1.1 particular to support Expenditures our Platform 4 e-vapor billion manufacturing capacity Note: Operating cash flow is defined as net cash provided by operating activities Source: PMI Financials or estimates 32

2019: Forecast Strong Q1 EPS Growth, ex-Currency • Anticipate reported diluted EPS of approximately $1.00: Flat vs. Q1, 2018, subject to the timing of commercial spending associated with some of our IQOS-related projects ⎼ Includes approximately nine cents of adverse currency, at prevailing exchange rates ⎼ • Ex-currency, our guidance represents a growth rate of 9% compared to adjusted diluted EPS of $1.00 in Q1, 2018 Source: PMI Financials or estimates 33

Robust '18 Performance; Better '19 Fundamentals • Successfully managing our transition from cigarettes to RRPs: Total international share growth; stable cigarette share(a) • Robust⎼ combustible tobacco portfolio performance and pricing power: International cigarette volume decline was broadly in-line with historical trends(a) ⎼ • IQOS continues to grow globally: We estimate that over 6.6 million adult consumers around the world have already stopped smoking and switched to IQOS(b) ⎼ • Anticipate better underlying business fundamentals in 2019: EPS guidance reflects a growth rate of at least 8%, ex-currency, compared to adjusted diluted EPS of $5.10 in 2018 ⎼ (a) Excluding China and the U.S. (b) Status at the end of December 2018 Source: PMI Financials or estimates 34

Delivering a Smoke-Free Future 2018 Fourth-Quarter and Full-Year Results Questions & Answers Have you downloaded the PMI Investor Relations App yet? iOS Download Android Download The free IR App is available to download at the Apple App Store for iOS devices and at Google Play for Android mobile devices Or go to: www.pmi.com/irapp

Delivering a Smoke-Free Future 2018 Fourth-Quarter and Full-Year Results February 7, 2019

Appendix, Glossary of Key Terms and Definitions, and Reconciliation of Non-GAAP Measures 37

Glossary: General Terms • "PMI" refers to Philip Morris International Inc. and its subsidiaries • Until March 28, 2008, PMI was a wholly owned subsidiary of Altria Group, Inc. ("Altria"). Since that time the company has been independent and is listed on the New York Stock Exchange (ticker symbol "PM") • Trademarks are italicized • Comparisons are made to the same prior-year period unless otherwise stated • Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units • References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the United States, total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business • "OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products • "Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined • In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model • "Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume • Effective January 1, 2018, PMI began managing its business in six reporting segments as follows: the European Union Region (EU); the Eastern Europe Region (EE); the Middle East & Africa Region (ME&A), which includes PMI Duty Free; the South & Southeast Asia Region (S&SA); the East Asia & Australia Region (EA&A); and the Latin America & Canada Region (LA&C) • "SoM" stands for share of market 38

Glossary: General Terms (cont.) • From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements improves the comparability of performance and trends for these measures over different reporting periods 39

Glossary: Financial Terms • Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods • PMI has adopted Accounting Standard Update ASU 2014-09 "Revenue from Contracts with Customers" as of January 1, 2018 on a retrospective basis. PMI made an accounting policy election to exclude excise taxes collected from customers from the measurement of the transaction price, thereby presenting revenues, net of excise taxes in all periods. The underlying principles of the new standard, relating to the measurement of revenue and the timing of recognition, are closely aligned with PMI's current business model and practices • PMI adopted Accounting Standard Update ASU 2017-07 "Compensation - Retirement Benefits" as of January 1, 2018 on a retrospective basis. Previously, total pension and other employee benefit costs were included in operating income. Beginning January 1, 2018, only the service cost component is required to be shown in operating income, while all other cost components are presented in a new line item "pension and other employee benefit costs" below operating income • Prior to 2018, management evaluated business segment performance, and allocated resources, based on operating companies income, or "OCI." Effective January 1, 2018, management began evaluating business segment performance, and allocating resources, based on operating income, or "OI" • "Adjusted OI margin" is calculated as adjusted OI, divided by net revenues 40

Glossary: Financial Terms (cont.) • Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items 41

Glossary: Reduced-Risk Products • "Reduced-risk products," or "RRPs," is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continued smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. Because PMI's RRPs do not burn tobacco, they produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke • "Aerosol" refers to a gaseous suspension of fine solid particles and/or liquid droplets • "Combustion" is the process of burning a substance in oxygen, producing heat and often light • "Smoke" is a visible suspension of solid particles, liquid droplets and gases in air, emitted when a material burns • The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol • "Heated tobacco product," or "HTP," is a manufactured tobacco product that delivers a nicotine containing vapor (aerosol), without combustion of the tobacco mixture • "Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which for PMI include the company's HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks • HTU "offtake volume" represents the estimated retail offtake of HTUs based on a selection of sales channels that vary by market, but notably include retail points of sale and e-commerce platforms • HTU "offtake share" represents the estimated retail offtake volume of HTUs divided by the sum of estimated total offtake volume for cigarettes, HTUs and, where the data is available, other RRPs • National market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs 42

Glossary: Reduced-Risk Products (cont.) • "Converted IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for over 95% of their daily tobacco consumption over the past seven days • "Predominant IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs units for between 70% and 95% of their daily tobacco consumption over the past seven days • New PMI methodology as of 2018 for estimating the number of people who have stopped smoking and made the change to IQOS: for markets where IQOS is the only heated tobacco product, daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days. For markets where IQOS is one among other heated tobacco products, daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% are PMI HTUs • "Situational IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for between 5% and less than 70% of their daily tobacco consumption over the past seven days • "Abandoned IQOS Users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for less than 5% of their daily tobacco consumption over the past seven days • "Total IQOS users" means the estimated number of Legal Age (minimum 18-year-old) IQOS users that used PMI HTUs for at least 5% of their daily tobacco consumption over the past seven days 43

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions
		2018			**Reduced-Risk Products**	2017		% Change	
$865	$36	$829	$-	$829	European Union	$269	+100%	+100%	+100%
324	(22)	346	-	346	Eastern Europe	55	+100%	+100%	+100%
382	4	378	-	378	Middle East & Africa	94	+100%	+100%	+100%
-	-	-	-	-	South & Southeast Asia	-	-	-	-
2,506	33	2,474	-	2,474	East Asia & Australia	3,218	(22.1)%	(23.1)%	(23.1)%
19	-	19	-	19	Latin America & Canada	4	+100%	+100%	+100%
$4,096	**$51**	**$4,045**	**$-**	**$4,045**	**Total RRPs**	**$3,640**	**12.5%**	**11.1%**	**11.1%**
		2018			**PMI**	2017		% Change	
$9,298	$489	$8,809	$-	$8,809	European Union	$8,318	11.8%	5.9%	5.9%
2,921	(118)	3,039	-	3,039	Eastern Europe	2,711	7.7%	12.1%	12.1%
4,114	(193)	4,307	-	4,307	Middle East & Africa	3,988	3.2%	8.0%	8.0%
4,656	(244)	4,900	-	4,900	South & Southeast Asia	4,417	5.4%	10.9%	10.9%
5,580	62	5,518	-	5,518	East Asia & Australia	6,373	(12.4)%	(13.4)%	(13.4)%
3,056	(99)	3,155	-	3,155	Latin America & Canada	2,941	3.9%	7.3%	7.3%
$29,625	**$(103)**	**$29,728**	**$-**	**$29,728**	**Total PMI**	**$28,748**	**3.1%**	**3.4%**	**3.4%**

Note: Sum of Regions might not foot to total due to rounding

44

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions ($ in millions) / (Unaudited) Adjusted Adjusted Operating Excluding Asset Adjusted Operating Income Asset Adjusted Operating Acqui- Operating Excluding Currency Impairment Operating Currency Income excluding Impairment Operating Total Income sitions Income Currency & Acqui- & Exit Costs Income excluding Currency & Exit Costs Income sitions Currency & Acqui- sitions Years Ended 2018 2017 % Change December 31, $ 4,105 $ - $ 4,105 $ 308 $ 3,797 $ - $ 3,797 European Union $ 3,691 $ - $ 3,691 11.2% 2.9% 2.9% 902 - 902 (101) 1,003 - 1,003 Eastern Europe 887 - 887 1.7% 13.1% 13.1% 1,627 - 1,627 (263) 1,890 - 1,890 Middle East & Africa 1,884 - 1,884 (13.6)% 0.3% 0.3% 1,747 - 1,747 (124) 1,871 - 1,871 South & Southeast Asia 1,514 - 1,514 15.4% 23.6% 23.6% 1,851 - 1,851 (2) 1,853 - 1,853 East Asia & Australia 2,608 - 2,608 (29.0)% (28.9)% (28.9)% 1,145 - 1,145 (32) 1,177 - 1,177 Latin America & Canada 997 - 997 14.8% 18.1% 18.1% $ 11,377 $ - $ 11,377 $ (214) $ 11,591 $ - $ 11,591 Total PMI $ 11,581 $ - $ 11,581 (1.8)% 0.1% 0.1% 45

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

2018 Adjusted Operating Income (a)	2018 Net Revenues	2018 Adjusted Operating Income Margin	2018 Adjusted Operating Income excluding Currency (a)	2018 Net Revenues excluding Currency (b)	2018 Adjusted Operating Income Margin excluding Currency	2018 Adjusted Operating Income excluding Currency & Acquisitions (a)	2018 Net Revenues excluding Currency & Acquisitions (b)	2018 Adjusted Operating Income Margin excluding Currency & Acquisitions	Years Ended December 31,	2017 Adjusted Operating Income (a)	2017 Net Revenues	2017 Adjusted Operating Income Margin	% Points Change Adjusted Operating Income Margin	% Points Change Adjusted Operating Income Margin excluding Currency	% Points Change Adjusted Operating Income Margin excluding Currency & Acquisitions
$ 4,105	$ 9,298	44.1%	$ 3,797	$ 8,809	43.1%	$ 3,797	$ 8,809	43.1%	European Union	$ 3,691	$ 8,318	44.4%	(0.3)	(1.3)	(1.3)
902	2,921	30.9%	1,003	3,039	33.0%	1,003	3,039	33.0%	Eastern Europe	887	2,711	32.7%	(1.8)	0.3	0.3
1,627	4,114	39.5%	1,890	4,307	43.9%	1,890	4,307	43.9%	Middle East & Africa	1,884	3,988	47.2%	(7.7)	(3.3)	(3.3)
1,747	4,656	37.5%	1,871	4,900	38.2%	1,871	4,900	38.2%	South & Southeast Asia	1,514	4,417	34.3%	3.2	3.9	3.9
1,851	5,580	33.2%	1,853	5,518	33.6%	1,853	5,518	33.6%	East Asia & Australia	2,608	6,373	40.9%	(7.7)	(7.3)	(7.3)
1,145	3,056	37.5%	1,177	3,155	37.3%	1,177	3,155	37.3%	Latin America & Canada	997	2,941	33.9%	3.6	3.4	3.4
$ 11,377	**$ 29,625**	**38.4%**	**$ 11,591**	**$ 29,728**	**39.0%**	**$ 11,591**	**$ 29,728**	**39.0%**	**Total PMI**	**$ 11,581**	**$ 28,748**	**40.3%**	**(1.9)**	**(1.3)**	**(1.3)**

(a) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to previous slide
(b) For the calculation of Net Revenues excluding currency and acquisitions refer to slide 44

46

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency (Unaudited) Years Ended December 31, 2018 2017 % Change Reported Diluted EPS $ 5.08 $ 3.88 30.9% Currency (0.11) Reported Diluted EPS, excluding Currency $ 5.19 $ 3.88 33.8% Years Ended December 31, 2018 2017 % Change Reported Diluted EPS $ 5.08 $ 3.88 30.9% Asset impairment and exit costs - - Tax items 0.02 0.84 Adjusted Diluted EPS $ 5.10 $ 4.72 8.1% Currency (0.11) Adjusted Diluted EPS, excluding Currency $ 5.21 $ 4.72 10.4% 47

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency ($ in millions) / (Unaudited) Years Ended December 31, 2018 2017 % Change Net cash provided by operating activities (a) $ 9,478 $ 8,912 6.4% Currency (223) Net cash provided by operating activities, excluding currency $ 9,701 $ 8,912 8.9% (a) Operating cash flow 48

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS (Unaudited) Quarter Ended March 31, 2018 Reported Diluted EPS $ 1.00 Asset impairment and exit costs - Tax items - Adjusted Diluted EPS $ 1.00 49

Delivering a Smoke-Free Future 2018 Fourth-Quarter and Full-Year Results February 7, 2019